Securities and Exchange Commission (the "Commission")
Washington, DC 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of
the Securities Exchange Act of 1934 (the "Exchange Act")

Lehman Brothers Holdings Inc. (the "Registrant")
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

13-3216325
(IRS employer identification no.)

3 World Financial Center
New York, New York 10285
(Address of principal executive offices, including zip code)

Securities to be Registered Pursuant to Section 12(b) of the Exchange Act:

                                             Name of Each Exchange
Title of Each Class                          On Which Each Class is
To be so Registered                          To be Registered
------------------------------               ------------------------------
10 Uncommon Values(R) Index
Basket Adjusting Structured
Equity SecuritiesSM Notes (Series B)
Due 2004                                     American Stock Exchange, Inc.

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[ X ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be Registered Pursuant to Section 12(g) of the Exchange Act:

None


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Item 1.           Description of Registrant's Securities to be Registered.

The Registrant hereby incorporates by reference the descriptions set forth under the captions "Description of the Notes," "The Index"and "Description of Debt Securities" on pages S-11 to S-25 and 4 to 13 of the Prospectus Supplement dated July 19, 1999 and accompanying Prospectus dated February 17, 1998, filed with the Commission on July 21, 1999 pursuant to Rule 424(b)(2) under the Securities Act of 1933.

Item 2.           Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Exchange Act on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are incorporated herein by reference:

1.1 Standard Multiple Series Indenture Provisions dated July 30, 1987 and as amended November 16, 1987 (incorporated by reference to Exhibit 4(a) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16, 1987).

1.2 Indenture dated as of September 1, 1987 between the Registrant and Citibank, N.A., as Trustee ("Citibank") (incorporated by reference to
     Exhibit 4(b) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16, 1987).

1.3 Supplemental Indenture dated as of November 25, 1987 between the Registrant and Citibank (incorporated by reference to Exhibit 4(m) to Registration Statement No. 33-25797, filed with the Commission on November 25, 1988).

1.4 Second Supplemental Indenture dated as of November 27, 1990 between the Registrant and Citibank (incorporated by reference to Exhibit 4(e) to Registration Statement No. 33-49062, filed with the Commission on June 30,
     1992).

1.5 Third Supplemental Indenture dated as of September 13, 1991 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Registration Statement No. 33-46146, filed with the Commission on March 10,
     1992).

1.6 Fourth Supplemental Indenture dated as of October 4, 1993 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Form 8-A, filed with the Commission on October 7, 1993).

1.7 Fifth Supplemental Indenture dated as of August 1, 1995 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-62085, filed with the Commission on August 24, 1995).

1.8  Sixth  Supplemental  Indenture  dated  as of  June  26,  1997  between  the
     Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 333-38227, filed with the Commission on October 17, 1997).


Signature

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Lehman Brothers Holdings Inc.

/s/      Jennifer Marre
         Vice President

July 21, 1999